Exhibit 99.B

REGISTERED	REGISTERED
AMERICAN INTERNATIONAL GROUP, INC.
MEDIUM-TERM NOTES, SERIES AIG-FP
NIKKEI 225 ® INDEX MARKET INDEX TARGET-TERM SECURITIES ® DUE JANUARY 5, 2011
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PARTY MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No.: 026874883	PRINCIPAL AMOUNT: $12,100,000

INDEX:	INDEX SPONSOR:	ORIGINAL ISSUE DATE:
NIKKEI 225 ® Index	NIKKEI Inc.	July 5, 2007

MATURITY DATE:	STARTING VALUE:	PARTICIPATION RATE:
January 5, 2011	17,932.270	105%

CALCULATION AGENT:	DENOMINATIONS:	SPECIFIED CURRENCY:
AIG Financial Products Corp.	Integral multiples of $10	United States dollars

     AMERICAN INTERNATIONAL GROUP, INC ., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the Principal Amount plus the Supplemental Redemption Amount (as defined below) on the Maturity Date set forth above.
     Payment or delivery of the Principal Amount plus the Supplemental Redemption Amount, if any, and any interest on any overdue amount thereof with respect to this Security, shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Payment at Maturity Date
On the Maturity Date, a Holder shall receive a cash payment equal to the Principal Amount plus the Supplemental Redemption Amount. If the Maturity Date is not a New York Business Day, then payment in respect of this Security will be made on the next succeeding New York Business Day, with no adjustment to such payment on account thereof. “New York Business Day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions generally in the City of New York are authorized or obligated by law, regulation or executive order to close or (iii) a day on which transactions in dollars are not conducted in the City of New York.
     The “Supplemental Redemption Amount” with respect to this Security shall be determined by the Calculation Agent and shall equal:
provided, however, that in no event shall the Supplemental Redemption Amount be less than zero.
     The “Ending Value” shall be determined by the Calculation Agent and shall equal the average of the closing levels of the Index, determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days during the Calculation Period, then the Ending Value shall equal the average of the closing levels of the Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value shall equal the closing level of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing level of the Index determined (or, if not determinable, estimated by the Calculation Agent in a manner which is considered commercially reasonable under the circumstances) on the last scheduled Index Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on that scheduled Index Business Day.
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     The “Calculation Period” means the period from and including the seventh scheduled Index Business Day before the Maturity Date to and including the second scheduled Index Business Day before the Maturity Date.
     A “Calculation Day” means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.
     An “Index Business Day” means any day on which the Tokyo Stock Exchange, Osaka Securities Exchange, New York Stock Exchange, American Stock Exchange and The Nasdaq Stock Market are open for trading and the Index or any successor indices (as defined below) are calculated and published.
     All determinations made by the Calculation Agent, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Security.
Adjustments to the Index; Market Disruption Events
     If at any time the Index Sponsor makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index so that the Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Index, as so adjusted.
     “Market Disruption Event” means either of the following events as determined by the Calculation Agent:
(A)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, in 20% or more of the stocks which then comprise the Index or any successor index, on the primary exchange on which the stocks underlying the Index trade as determined by the Calculation Agent (without taking into account any extended or after-hours trading session); or

(B)	the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on exchange that trades options or futures contracts related to the Index as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price
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otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index, or any successor index.
     For the purpose of determining whether a Market Disruption Event has occurred:
(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or option contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts shall constitute a suspension of or material limitation on trading in futures or option contracts related to that index; and

(4)	a suspension of or material limitation on trading on the applicable exchange will not include any time when that exchange is closed for trading under ordinary circumstances.
Discontinuance of the Index
     If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a “successor index”), then, upon the Calculation Agent’s notification of that determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute such successor index as calculated by the Index Sponsor or any other entity for the Index and calculate the Ending Value as described above under “Payment at Maturity Date”. Upon any selection by the Calculation Agent of a successor index, the Company shall cause notice to be given to Holders of this Security.
     In the event that the Index Sponsor discontinues publication of the Index and:
.	the Calculation Agent does not select a successor index; or

.	the successor index is not published on any of the Calculation Days, the Calculation Agent shall compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a successor index is selected or the Calculation Agent calculates a level as a substitute for the Index as described
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below, the successor index or level shall be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.
     If the Index Sponsor discontinues publication of the Index before the Calculation Period and the Calculation Agent determines that no successor index is available at that time, then on each Business Day (as defined below) until the earlier to occur of:
.	the determination of the Ending Value; or

.	a determination by the Calculation Agent that a successor index is available, the Calculation Agent shall determine the value that would be used in computing the Supplemental Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation or on a screen page on Reuters, Bloomberg or other wire service.

General
     This Security is one of a duly authorized issue of securities of the Company, issued and to be issued in one or more series under an Indenture, dated as of October 12, 2006 (herein called the “Indenture”), between the Company and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the “Securities”), which is limited in aggregate principal amount to $12,100,000.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture; the amount payable to the Holder of this Security upon any acceleration so provided in the Indenture, with respect to each $10 principal amount per unit, will be equal to the sum of the $10 principal amount per unit plus the Supplemental Redemption Amount, if any, calculated as though the date of acceleration were the valuation date of the Securities of this series. Payment in respect of such acceleration will be made five New York Business Days after the deemed valuation date.
     In case of default in payment of this Security, whether on the Maturity Date or upon acceleration, from and after that date this Security will bear interest, payable upon demand of the Holder, at the then current Federal Funds Effective Rate (determined as described below), reset daily, to the extent that payment of such interest shall be legally enforceable, on the unpaid amount due and payable on that date in accordance with the terms of this Security to the date payment of that amount has been made or duly provided for.
     Determination of Federal Funds Effective Rate. The Federal Funds Effective Rate that takes effect on any reset date shall equal the rate, on the Federal Funds Interest Determination Date (as defined below), for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)”, as that rate is displayed on the Reuters Screen FEDFUNDS1 Page. If the Federal Funds Effective Rate cannot be determined in this manner, the following procedures will apply in determining the Federal Funds Effective Rate:
     (a) If the rate described above is not displayed on the Reuters Screen FEDFUNDS1 Page at 3:00 P.M., New York City time, on the Calculation Date corresponding to such Federal Funds Interest Determination Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Effective Rate will be the rate, for such Federal Funds Interest Determination Date, described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “Federal Funds (Effective)”.
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     (b) If the rate described in (a) is not displayed on the Reuters Screen FEDFUNDS1 Page and does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), the Federal Funds Effective Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar federal funds arranged, before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in New York City selected by the Calculation Agent.
     (c) If fewer than three brokers selected by the Calculation Agent are quoting as described in (b), the Federal Funds Effective Rate in effect for a reset date will be the Federal Funds Effective Rate in effect for the prior reset date.
     “Federal Funds Interest Determination Date” means, in relation to a particular reset date, the first New York Business Day immediately preceding such reset date. The “Calculation Date” pertaining to any Federal Funds Interest Determination Date, as the case may be, shall be the earlier of (i) the tenth calendar day after such Federal Fund Interest Determination Date or, if any such day is not a New York Business Day, the next succeeding New York Business Day, and (ii) the New York Business Day immediately preceding the day on which the payment of interest will be due.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted
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by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $10 and any integral multiples of $10 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     All percentages resulting from any calculation on this Security shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation shall be rounded to the nearest cent with one-half cent being rounded upward.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Unless the certificate of authentication has been executed by the Trustee referred to on the reverse hereof, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: July 5, 2007

AMERICAN INTERNATIONAL GROUP, INC.
By:
Name:
Title:

Attest:
Name:
Title:

Dated: July 5, 2007

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK , as Trustee
By:
Authorized Signatory

ASSIGNMENT/TRANSFER FORM
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.